UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 20, 2005

YDI WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29053 (Commission file number)	04-2751645 (IRS employer identification no.)

8000 Lee Highway, Falls Church, VA (Address of principal executive offices)	22042 (Zip code)

Registrant's telephone number, including area code:	(703) 205-0600

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Option Grant to Senior Vice President of Sales

        L. J. Golyzniak (who goes by the name of Len Gee) was granted options to purchase 75,000 shares of common stock of YDI Wireless, Inc. on June 20, 2005 (Mr. Gee's first day of employment with YDI). This stock option grant was pursuant to Mr. Gee's employment agreement with YDI dated May 23, 2005. That employment agreement was described in and attached as an exhibit to the Form 8-K filed by YDI with the Securities and Exchange Commission on May 27, 2005.

        The stock options vest over four years. The specific vesting schedule for these options is: 10.0% vesting after 90 days of employment; 22.5% vesting on the first anniversary of Mr. Gee's first day of employment; and 5.625% vesting thereafter on each quarterly anniversary of Mr. Gee's first day of employment. The options have an exercise price of $2.35 per share, which was the fair market value of YDI's common stock on the date of grant. Upon a change of control, all unvested stock options will automatically vest.

* * * * * * * * *

        The foregoing description of Mr. Gee's stock option agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of Mr. Gee's stock option agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2005	YDI WIRELESS, INC. By: /s/ David L. Renauld David L. Renauld Vice President

EXHIBIT INDEX

Number	Title
10.1	Incentive Stock Option Agreement between the Registrant and Len Gee dated June 20, 2005.

2